18 E. Dover Street
Easton, Maryland 21601
Phone (410) 763-7800
PRESS RELEASE
Shore Bancshares, Inc. Reports 2025 Fourth Quarter and Annual Results
Easton, Maryland (January 28, 2026) – Shore Bancshares, Inc. (NASDAQ – SHBI) (the “Company” or “Shore Bancshares”), the holding company for Shore United Bank, N.A. (the “Bank”) reported net income for the fourth quarter of 2025 of $15.9 million, or $0.48 per diluted common share, compared to net income of $14.3 million, or $0.43 per diluted common share, for the third quarter of 2025, and net income of $13.3 million, or $0.40 per diluted common share, for the fourth quarter of 2024.
Fourth Quarter and Full-Year 2025 Highlights
•Net Income – Net income for the fourth quarter of 2025 increased $1.5 million to $15.9 million from $14.3 million in the third quarter of 2025. Net income increased primarily due to higher net interest income of $1.8 million and higher noninterest income of $966 thousand driven by one-time insurance proceeds, partially offset by higher noninterest expense of $1.1 million. Net income for the year ended December 31, 2025 was $59.5 million, compared to $43.9 million for the year ended December 31, 2024. The annual increase was primarily driven by an increase in net interest income due to loans repricing favorably, coupled with lower cost of deposits during the period. The favorable changes were offset by a higher provision for loan losses, driven by increased charge-offs in 2025.
•Return on Average Assets (“ROAA”) – The Company reported ROAA of 1.02% for the fourth quarter of 2025, compared to 0.95% for the third quarter of 2025 and 0.86% for the fourth quarter of 2024. Non-U.S. generally accepted accounting principles (“GAAP”) adjusted ROAA(1) was 1.11% for the fourth quarter of 2025, compared to 1.05% for the third quarter of 2025 and 0.94% for the fourth quarter of 2024.
•Net Interest Margin (“NIM”) – Net interest income for the fourth quarter of 2025 increased $1.8 million to $50.4 million compared to the third quarter of 2025. NIM increased 1 basis point (“bps”) to 3.43% during the fourth quarter of 2025 compared to the third quarter of 2025. NIM excluding accretion(1) increased for the comparable periods from 3.22% to 3.24%. Excluding accretion interest, loan yields increased 2 bps and funding costs decreased 4 bps for the comparable periods. Net interest income increased due to modest loan growth and higher yields on investments, coupled with a lower cost of deposits. These favorable changes were partially offset by lower yields on interest-bearing deposits with other institutions.
•Book Value per Share – Book value per share increased to $17.65 at December 31, 2025 from $17.27 at September 30, 2025 and $16.23 at December 31, 2024.
•Asset Quality – Nonperforming assets were 0.69% of total assets at December 31, 2025, an increase from 0.45% at September 30, 2025 and 0.40% at December 31, 2024. Classified assets were 0.96% of total assets at December 31, 2025, an increase when compared to 0.83% at September 30, 2025 and 0.45% at December 31, 2024. The allowance for credit losses (“ACL”) was $58.8 million at December 31, 2025, compared to $59.6 million at September 30, 2025 and $57.9 million at December 31, 2024. The ACL as a percentage of loans decreased to 1.20% at December 31, 2025, compared to 1.22% at September 30, 2025 and 1.21% at December 31, 2024.
•Operating Leverage – The efficiency ratio for the fourth quarter of 2025 was 60.06% compared to 61.00% in the third quarter of 2025 and 64.21% for the fourth quarter of 2024. The non-GAAP efficiency ratio(1), which excludes amortization of intangibles was 56.59% for the fourth quarter of 2025, compared to 57.30% for the third quarter of 2025 and 60.28% for the fourth quarter of 2024. Management anticipates ongoing expense management of professional services and technology investments will result in continued improvements in operating leverage over time.
“Our fourth-quarter and full year results underscore the strength and momentum of the bank,” stated James (“Jimmy”) Burke, President and Chief Executive Officer. “We delivered meaningful quarterly and annual improvements in net income, net interest income, ROAA, and NIM, while controlling expenses and driving operating leverage. Nonperforming and classified assets have increased but overall asset quality remains solid and is supported by strong collateral and reserves.
(1) See the Reconciliation of GAAP and non-GAAP Measures tables.

As we enter 2026, we remain confident in our ability to strengthen core profitability and deliver sustainable long‑term value for our shareholders.”
Balance Sheet Review
Total assets were $6.26 billion at December 31, 2025, an increase of $28.1 million, or 0.5%, when compared to $6.23 billion at December 31, 2024. The increase was primarily due to an increase in our loan portfolio of $128.3 million and an increase in our investment securities portfolio of $5.3 million, which were partially offset by a decrease in cash and cash equivalents of $104.3 million. The decrease in cash and cash equivalents was primarily driven by loan growth. Total assets decreased $19.7 million, or 0.3%, from $6.28 billion when compared to September 30, 2025.
Non-owner occupied commercial real estate (“CRE”) loans were $2.15 billion and $2.08 billion, and as a percentage of the Bank’s Tier 1 Capital + ACL were 343% and 360% at December 31, 2025 and 2024, respectively.
CRE loans (excluding land and construction) at December 31, 2025 were $2.64 billion compared to $2.56 billion at December 31, 2024. The following table provides the stratification of the classes of CRE loans (excluding land and construction) at December 31, 2025.

	December 31, 2025
	Owner Occupied			Non-Owner Occupied
($ in thousands)	Average LTV(1)	Average Loan Size	Loan Balance(2)	Average LTV(1)	Average Loan Size	Loan Balance(2)
Office, medical	42.28%	$594	$30,300	49.55%	$1,796	$98,803
Office, govt. or govt. contractor	52.80	590	4,722	56.41	2,924	46,780
Office, other	47.74	472	88,800	47.17	1,342	216,114
Office, total	46.80	501	123,822	48.35	1,559	361,697
Retail	49.74	596	64,988	48.36	2,595	485,267
Multi-family (5+ units)	—	—	—	54.30	2,367	262,788
Hotel/motel	—	—	—	44.03	4,088	196,211
Industrial/warehouse	46.88	657	94,538	48.13	1,472	189,937
Commercial-improved	42.04	1,186	217,092	49.36	1,274	156,753
Marine/boat slips	30.58	1,493	38,812	36.85	1,484	7,421
Restaurant	48.38	985	55,149	49.58	1,039	43,635
Church	34.37	878	59,690	13.26	2,368	2,368
Land/lot loans	46.47	582	1,164	49.68	1,339	1,339
Other	40.20	1,420	149,429	40.85	1,272	131,896
Total CRE loans, gross	43.61	843	$804,684	47.68	1,886	$1,839,312
(1)Loan-to-value (“LTV”) is determined based on latest available appraisal against current bank owned principal. Loans without an updated appraisal utilized the original transaction value.
(2)Loan balance includes deferred fees and costs.

The office CRE loan portfolio, which includes owner occupied and non-owner occupied CRE loans, was $485.9 million, or 9.9% of total loans at December 31, 2025. The office CRE loan portfolio included loans to medical tenants of $129.1 million, or 26.6% of the total office CRE loan portfolio, at December 31, 2025. The office CRE loan portfolio also included loans to government or government contractor tenants of $51.5 million, or 10.6% of the total office CRE loan portfolio for the same period. At December 31, 2025, the average loan debt-service coverage ratio on the office CRE loan portfolio was 1.7x and the average LTV was 47.55%.
The 481 loans in the office CRE portfolio at December 31, 2025 had an average loan size of $1.0 million and a median loan size of $365 thousand. LTV estimates for the office CRE portfolio at December 31, 2025 are summarized below and LTV collateral values are based on the most recent appraisal, which may vary from the appraised value at loan origination.

LTV Range ($ in thousands)	Loan Count	Loan Balance	% of Office CRE
Less than or equal to 50%	244	$170,536	35.0%
Greater than 50% and less than or equal to 60%	73	114,510	23.6
Greater than 60% and less than or equal to 70%	92	149,203	30.7
Greater than 70% and less than or equal to 80%	58	42,608	8.8
Greater than 80%	14	9,083	1.9
Total	481	$485,940	100.0%
There were 17 office CRE loans with balances greater than $5.0 million, totaling $166.1 million at December 31, 2025, compared to 18 office CRE loans totaling $164.5 million at December 31, 2024. The increase this portfolio segment was the result of normal amortization, the payoff of a $5.6 million loan, the change in purpose of collateral of an $11.8 million loan from office to school, and a loan opened for $25 million. Of the office CRE portfolio balance, 80.5% was secured by properties in rural or suburban areas with limited exposure to metropolitan cities and 97.1% was secured by properties with five stories or less. Of the office CRE loans, $30.7 million were classified as special mention or substandard at December 31, 2025. In the fourth quarter of 2025 there was a charge-off of $2.6 million related to the office CRE portfolio. There were no other office CRE portfolio charge-offs during 2025.
Nonperforming assets were $43.2 million and $28.1 million, or 0.69% and 0.45% of total assets, as of December 31, 2025 and September 30, 2025, respectively. The balance of nonperforming assets increased $15.1 million in the fourth quarter, primarily due to commercial real estate and consumer loans. When comparing December 31, 2025 to December 31, 2024, nonperforming assets increased $18.4 million, primarily due to an increase in nonaccrual loans of $19.0 million and an decrease in repossessed marine and auto loans of $502 thousand. Substandard loans, which include nonaccrual loans, accruing loans and accruing loans 90 days or more past due were $57.4 million at December 31, 2025 compared to $48.5 million at September 30, 2025 and $24.7 million at December 31, 2024. The increase was primarily due to several commercial non-owner occupied real estate loans that were downgraded during the current period. All of these loans are well secured by collateral and required minimal individual reserves as of December 31, 2025.
Total deposits increased $5.7 million from September 30, 2025 to $5.53 billion at December 31, 2025 and increased $5.5 million when compared to December 31, 2024. The increase in total deposits year-to-date was primarily due to an increase in time deposits of $85.9 million, an increase in noninterest-bearing accounts of $25.1 million, an increase in brokered deposits of $10.9 million and an increase in money market and savings accounts of $9.0 million. These increases were partially offset by a decrease in interest-bearing checking deposits of $125.5 million. Core deposits, which exclude municipal deposits, increased by $154.8 million, or 3.8%, during the same period, which was partially offset by volatility driven by a large client relationship.
Total funding, which includes customer deposits, Federal Home Loan Bank (“FHLB”) advances and brokered deposits was $5.53 billion at December 31, 2025, compared to $5.58 billion at September 30, 2025. FHLB advances were $50.0 million at September 30, 2025, which was repaid in the fourth quarter of 2025. Brokered deposits were $10.9 million at December 31, 2025 and September 30, 2025. Total reciprocal deposits were $1.52 billion and $1.48 billion at December 31, 2025 and September 30, 2025, respectively.
Uninsured deposits were $937.2 million, or 16.9% of total deposits, at December 31, 2025. Uninsured deposits, excluding deposits secured with pledged collateral, were $786.5 million, or 14.2% of total deposits, at December 31, 2025. At December 31, 2025, the available liquidity was $1.42 billion, including $355.6 million in cash and cash equivalents, $1.07 billion in secured borrowing capacity at the FHLB and other correspondent banks, and $95.0 million in unsecured lines of credit.
Total stockholders’ equity increased $48.8 million, or 9.0%, when compared to December 31, 2024, primarily due to current year earnings and a decrease in accumulated other comprehensive losses, partially offset by cash dividends paid. As of December 31, 2025 and 2024, the ratio of total equity to total assets was 9.42% and 8.68%, respectively, and the ratio of total tangible equity to total tangible assets(1) was 8.06% and 7.17%, respectively. The Company’s tangible common equity ratio at December 31, 2025 was 8.06% compared to 7.17% at December 31, 2024. The Company’s Tier 1 and Total Risk-Based Capital Ratios at December 31, 2025 were 11.15% and 13.61%, respectively.

(1) See the Reconciliation of GAAP and non-GAAP Measures tables.

Review of Quarterly Financial Results
Net interest income was $50.4 million for the fourth quarter of 2025, compared to $48.7 million for the third quarter of 2025 and $44.0 million for the fourth quarter of 2024. The increase in net interest income when compared to the third quarter of 2025 was primarily due to an increase in interest income on deposits at other banks of $1.6 million, an increase in interest income on loans of $1.4 million and a decrease in interest expense on short-term borrowings of $394 thousand. These favorable changes were partially offset by an increase in interest expense on deposits of $815 thousand and an increase in interest expense of long-term borrowings of $763 thousand. The increase in interest expense on long-term borrowings is due to a new debt issuance of $60.0 million during the quarter, which replaced $45 million of subordinated debt that was redeemed at the end of the quarter. The increase in net interest income was $6.4 million when compared to the fourth quarter of 2024, and was primarily due to an increase in interest and fees on loans of $4.9 million and a decrease in interest expense on deposits of $3.1 million. These favorable changes were partially offset by a decrease in interest on deposits with other banks of $1.3 million, an increase in interest expense on short-term borrowings of $246 thousand, and an increase in interest expense on long-term borrowings of $151 thousand.
The Company’s NIM increased to 3.43% for the fourth quarter of 2025 from 3.42% for the third quarter of 2025, primarily due to higher core interest income. NIM excluding accretion increased for the comparable periods from 3.22% to 3.24%. Excluding accretion interest income, loan yields increased 2 bps and funding costs decreased 4 bps for the comparable periods. Interest expense for the fourth quarter of 2025 increased $1.2 million compared to the third quarter of 2025, primarily due to write-offs of merger-related interest rate marks on certain deposit products. The Company’s NIM increased to 3.43% for the fourth quarter of 2025 from 3.03% for the fourth quarter of 2024. The Company’s average interest-earning asset yield increased to 5.45% for the fourth quarter of 2025 from 5.25% for the fourth quarter of 2024, while the average cost of funds decreased 20 bps to 2.11% from 2.31% for the same periods.
The provision for credit losses was $2.8 million for the three months ended December 31, 2025. The comparable amounts were $3.0 million for the three months ended September 30, 2025 and $780 thousand for the three months ended December 31, 2024. The decrease in the provision for credit losses for the fourth quarter of 2025 compared to the third quarter of 2025 was due to lower reserves resulting from favorable economic conditions, partially offset by charge-offs driven by a large commercial real estate loan write-down. Coverage ratios decreased to 1.20% at December 31, 2025 from 1.22% at September 30, 2025, and decreased from 1.21% at December 31, 2024. Net charge-offs increased to $3.6 million for the fourth quarter of 2025 compared to $1.8 million for the third quarter of 2025 and $1.3 million for the fourth quarter of 2024. The increase was driven by a large commercial real estate write-down in the fourth quarter 2025.
Total noninterest income for the fourth quarter of 2025 was $8.7 million, an increase of $1.0 million from $7.7 million for the third quarter of 2025, and a decrease of $186 thousand from $8.9 million for the fourth quarter of 2024. When comparing the fourth quarter of 2025 to the third quarter of 2025, the increase in noninterest income was primarily due to a one-time receipt of insurance proceeds. Comparing the fourth quarter of 2025 to the fourth quarter of 2024, the decrease in noninterest income was primarily due a decrease in mortgage banking revenue, partially offset by an increase in trust and investment fee income, an increase in interchange credits and the absence of the one-time gain on sale of real property in 2024.
Total noninterest expense of $35.5 million for the fourth quarter of 2025 increased $1.1 million compared to $34.4 million for the third quarter of 2025, and increased $1.6 million compared to $33.9 million for the fourth quarter of 2024. The increase from the third quarter of 2025 was primarily due to higher professional service fees of $248 thousand and other noninterest expense of $689 thousand related to writedown of repossessed assets. The increase from the fourth quarter of 2024 was primarily due to higher salaries and benefits expense of $1.4 million and higher software and data processing costs of $685 thousand, partially offset by lower amortization of other intangible assets of $298 thousand and lower legal and professional services of $284 thousand.
The efficiency ratio for the fourth quarter of 2025 when compared to the third quarter of 2025 and the fourth quarter of 2024 was 60.06%, 61.00% and 64.21%, respectively. Non-GAAP efficiency ratios(1) for the same periods were 56.59%, 57.30% and 60.28%, respectively.
(1) See the Reconciliation of GAAP and Non-GAAP Measures tables.

Review of Full-Year Financial Results
Net interest income for the year ended December 31, 2025 was $192.4 million, an increase of $21.8 million, or 12.8%, when compared to the year ended December 31, 2024. The increase in net interest income was primarily due to an increase in total interest income of $14.7 million, or 5.0%, which included an increase in interest and fees on loans of $11.0 million, or 4.1%, an increase in interest on deposits with other banks of $2.8 million, or 44.6%, and an increase in interest income on taxable investments of $934 thousand. The increase in interest and fees on loans was primarily due to the increase in the average balance of loans of $130.3 million, or 2.8%. The decrease in total interest expense was primarily due to a decrease in interest on deposits of $6.1 million and the decrease in interest expense on borrowings of $1.0 million was as a result of lower average FHLB advances and associated rates during the year.
The Company’s NIM increased from 3.10% for the year ended December 31, 2024 to 3.36% for the year ended December 31, 2025. Margins were higher due to a $211.0 million increase in interest-earning asset balances and a 5 basis point increase in interest-earning asset yields. These positive movements were coupled with lower-cost interest-bearing deposits. The increase in the average balances of interest-bearing deposits of $49.9 million was offset by a 20 basis point decrease in the associated rates paid, as well as a $27.2 million decrease in the average balance of FHLB advances and a 44 basis point decrease in the associated rates paid. Net accretion income impacted net interest margin by 21 basis points and 27 basis points for the year ended December 31, 2025 and 2024, respectively, which resulted in NIM excluding accretion of 3.15% and 2.83% for the same periods.
The provision for credit losses for the year ended December 31, 2025 and 2024 was $8.4 million and $4.7 million, respectively. The increase in the provision for credit losses during 2025 was due to higher reserves related to growth in the loan portfolio and higher charge-offs, partially offset by an improved economic outlook. Net charge-offs for the year ended December 31, 2025 were $6.6 million compared to $4.1 million for the year ended December 31, 2024.
Total noninterest income for the year ended December 31, 2025 increased $1.5 million, or 4.9%, when compared to the same period in 2024. The increase was primarily due to a $344 thousand increase in interchange credits, a $338 thousand increase in trust and investment fee income, and a $622 thousand increase in other noninterest income.
Total noninterest expense for the year ended December 31, 2025 decreased $219 thousand, or 0.2%, when compared to the same period in 2024. Noninterest expense line items decreased primarily due to the absence of the $4.7 million credit card fraud event that occurred in 2024 and lower amortization of intangible assets of $1.2 million, which was partially offset by higher salaries and employee benefit expenses of $4.8 million and a $2.4 million increase in software and data processing expense in year ended December 31, 2025.
The efficiency ratio for the year ended December 31, 2025 was 61.33% compared to 68.55% for the year ended December 31, 2024. Non-GAAP efficiency ratios for the same periods were 57.43% and 61.43%, respectively. The net operating expense ratio, which is noninterest expense less noninterest income divided by average assets, was 1.73% for the year ended December 31, 2025, compared to 1.82% for the year ended December 31, 2024. The non-GAAP net operating expense ratio(1), which excludes core deposit intangible amortization and non-recurring activity, was 1.59% for the year ended December 31, 2025, compared to 1.58% for the year ended December 31, 2024.
Dividend Schedule
Beginning this quarter, the Company’s Board of Directors will consider regular dividend declarations in February, May, August and November, with dividends, when declared, payable in March, June, September and December, which is one month later than in the past.

(1) See the Reconciliation of GAAP and non-GAAP Measures tables.

Shore Bancshares Information
Shore Bancshares is a financial holding company headquartered in Easton, Maryland and is the parent company of Shore United Bank, N.A. Shore Bancshares engages in trust and wealth management services through Wye Financial Partners, a division of Shore United Bank, N.A. Additional information is available at www.shorebancshares.com.
Forward-Looking Statements
This news release may contain statements relating to future events or our future results that are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “estimate,” “intend,” “potential,” “target,” “plan,” “goal,” or words of similar meaning, or future or conditional verbs such as “could,” “would,” or “may.” Forward-looking statements include statements of our goals, intentions, or expectations; statements regarding our business plans, prospects, growth, or operating strategies; statements regarding the quality of our loan and investment portfolios; and estimates of our risks and future costs and benefits.
Forward-looking statements are not a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. The factors that could cause actual results to differ materially from those expressed in such forward-looking statements include, but are not limited to, the following: local, regional and global business, economic and political conditions and geopolitical events; changes in laws, rules and regulatory requirements, including capital and liquidity requirements; changes in consumer and business confidence, investor sentiment, and consumer spending and savings behavior; changes in the level of inflation; changes in monetary and fiscal policies; changes in trade policies, including the imposition of tariffs and retaliatory responses; changes in the demand for loans, deposits, and other financial services that we provide; the possibility that future credit losses may be higher than currently expected; changes in FDIC assessments; changes in the interest rate environment; changes in income tax laws and regulations; our ability to manage effectively our capital and liquidity; the ability to realize benefits and cost savings from, and limit any unexpected liabilities associated with, any business combinations; changes in credit ratings assigned to us; competitive pressures among financial services companies; technology changes instituted by us, our counterparties, or competitors; the ability to attract, develop, and retain qualified employees; change in federal government enforcement of federal laws affecting the cannabis industry; our ability to maintain the security of our financial, accounting, technology, data processing and other operational systems and facilities; our ability to effectively defend ourselves against cyber-attacks and other attempts by unauthorized parties to access our information or information of our customers or to disrupt our systems; our ability to withstand disruptions that may be caused by any failure of our operational systems or those of third parties; our ability to control expenses; the impact of changes in accounting policies, including the introduction of new accounting standards; the impact of judicial or regulatory proceedings; and the impact of natural or man-made disasters or calamities, including health emergencies, the spread of infectious diseases, epidemics or pandemics, an outbreak or escalation of hostilities or other geopolitical instabilities, the effects of climate change or extraordinary events beyond our control. The Company provides greater detail regarding some of these factors in its Annual Report on Form 10-K for the year ended December 31, 2024, including in the Risk Factors section of that report, and in its other SEC reports. Forward-looking statements speak only as of the date on which they are made, and, except to the extent required by federal securities laws, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.
For further information contact: Charles S. Cullum, Executive Vice President, and Chief Financial Officer, (410) 260-2042

Shore Bancshares, Inc.
Financial Highlights By Quarter and Year (Unaudited)

						Q4 2025 vs.		Q4 2025 vs.		Year Ended December 31,
($ in thousands, except per share data)	Q4 2025	Q3 2025	Q2 2025	Q1 2025	Q4 2024	Q3 2025		Q4 2024		2025	2024	2025 vs. 2024
PROFITABILITY FOR THE PERIOD
Taxable-equivalent net interest income	$50,533	$48,738	$47,333	$46,110	$44,093	3.7%		14.6%		$192,712	$170,874	12.8%
Less: Taxable-equivalent adjustment	92	83	81	81	82	10.8		12.2		335	325	3.1
Net interest income	50,441	48,655	47,252	46,029	44,011	3.7		14.6		192,377	170,549	12.8
Provision for credit losses	2,827	2,992	1,528	1,028	780	(5.5)		262.4		8,375	4,738	76.8
Noninterest income	8,667	7,701	9,318	7,003	8,853	12.5		(2.1)		32,688	31,147	4.9
Noninterest expense	35,499	34,379	34,410	33,747	33,943	3.3		4.6		138,035	138,254	(0.2)
Income before income taxes	20,782	18,985	20,632	18,257	18,141	9.5		14.6		78,655	58,704	34.0
Income tax expense	4,895	4,637	5,125	4,493	4,859	5.6		0.7		19,149	14,815	29.3
NET INCOME	$15,887	$14,348	$15,507	$13,764	$13,282	10.7		19.6		$59,506	$43,889	35.6

Adjusted net income – non-GAAP(1)	$17,416	$15,889	$17,215	$15,481	$14,636	9.6%		19.0%		$66,004	$54,348	21.4%
Pre-tax pre-provision net income – non-GAAP(1)	$23,609	$21,977	$22,160	$19,285	$18,921	7.4%		24.8%		$87,030	$63,442	37.2%

Return on average assets – GAAP	1.02%	0.95%	1.03%	0.91%	0.86%	7	bp	16	bp	0.98%	0.74%	24	bp
Adjusted return on average assets – non-GAAP(1)	1.11	1.05	1.15	1.02	0.94	6		17		1.08	0.92	16
Return on average common equity – GAAP	10.79	9.96	11.13	10.20	9.82	83		97		10.52	8.35	217
Return on average tangible common equity – non-GAAP(1)	14.10	13.27	14.99	14.05	13.67	83		43		14.09	12.21	188
Net interest spread	2.48	2.46	2.39	2.30	2.02	2		46		2.40	2.14	26
Net interest margin	3.43	3.42	3.35	3.24	3.03	1		40		3.36	3.10	26
Efficiency ratio – GAAP	60.06	61.00	60.83	63.64	64.21	(94)		(415)		61.33	68.55	(722)
Efficiency ratio – non-GAAP(1)	56.59	57.30	56.73	59.25	60.28	(71)		(369)		57.43	61.43	(400)
Noninterest income to average assets	0.55	0.51	0.62	0.46	0.57	4		(2)		0.54	0.53	1
Noninterest expense to average assets	2.27	2.27	2.29	2.23	2.19	—		8		2.26	2.34	(8)
Net operating expense to average assets – GAAP	1.72	1.76	1.67	1.77	1.62	(4)		10		1.73	1.82	(9)
Net operating expense to average assets – non-GAAP(1)	1.59	1.62	1.52	1.62	1.50	(3)		9		1.59	1.58	1

PER SHARE DATA
Basic net income per common share	$0.48	$0.43	$0.46	$0.41	$0.40	11.6%		20.0%		$1.78	$1.32	34.8%
Diluted net income per common share	0.48	0.43	0.46	0.41	0.40	11.6		20.0		1.78	1.32	34.8
Dividends paid per common share	0.12	0.12	0.12	0.12	0.12	—		—		0.48	0.48	—
Book value per common share at period end	17.65	17.27	16.94	16.55	16.23	2.2		8.7		17.65	16.23	8.7
Tangible book value per common share at period end – non-GAAP(1)	14.87	14.43	14.03	13.58	13.19	3.0		12.7		14.87	13.19	12.7
Common share market value at period end	17.68	16.41	15.72	13.54	15.85	7.7		11.5		17.68	15.85	11.5
Common share intraday price:
High	$19.22	$17.67	$15.88	$17.24	$17.61	8.8%		9.1%		19.22	17.61	9.1%
Low	14.93	14.96	11.47	13.15	13.21	(0.2)		13.0		11.47	10.06	14.0
____________________________________
(1)See the Reconciliation of GAAP and Non-GAAP Measures tables.

Shore Bancshares, Inc.
Financial Highlights By Quarter and Year (Unaudited) – Continued

						Q4 2025 vs.	Q4 2025 vs.	Year Ended December 31,
($ in thousands, except per share data)	Q4 2025	Q3 2025	Q2 2025	Q1 2025	Q4 2024	Q3 2025	Q4 2024	2025	2024	2025 vs. 2024
AVERAGE BALANCE SHEET DATA
Loans	$4,909,619	$4,884,003	$4,833,558	$4,784,991	$4,796,245	0.5%	2.4%	$4,853,469	$4,723,215	2.8%
Investment securities	653,639	664,535	683,680	664,655	655,610	(1.6)	(0.3)	666,591	668,279	(0.3)
Earning assets	5,843,816	5,658,981	5,660,409	5,768,080	5,798,454	3.3	0.8	5,731,919	5,520,904	3.8
Assets	6,206,753	6,020,574	6,021,385	6,129,241	6,163,497	3.1	0.7	6,094,659	5,896,931	3.4
Deposits	5,452,082	5,280,252	5,297,567	5,417,514	5,461,583	3.3	(0.2)	5,361,893	5,188,812	3.3
FHLB advances	20,108	52,391	50,000	50,000	50,000	(61.6)	(59.8)	43,068	70,298	(38.7)
Subordinated debt & TRUPS	104,752	74,363	74,102	73,840	73,578	40.9	42.4	81,828	72,907	12.2
Stockholders’ equity	584,209	571,247	558,952	547,443	538,184	2.3	8.6	565,579	525,742	7.6

CREDIT QUALITY DATA
Net charge-offs	$3,619	$1,825	$649	$554	$1,333	98.3%	171.5%	$6,647	$4,072	63.2%

Nonaccrual loans	$39,960	$24,378	$16,782	$15,402	$21,008	63.9%	90.2%
Loans 90 days past due and still accruing	255	153	215	894	294	66.7	(13.3)
Other real estate owned and repossessed property	2,992	3,552	2,636	2,608	3,494	(15.8)	(14.4)
Total nonperforming assets	$43,207	$28,083	$19,633	$18,904	$24,796	53.9	74.2

Shore Bancshares, Inc.
Financial Highlights By Quarter and Year (Unaudited) – Continued

						Q4 2025 vs.		Q4 2025 vs.		Year Ended December 31,
($ in thousands, except per share data)	Q4 2025	Q3 2025	Q2 2025	Q1 2025	Q4 2024	Q3 2025		Q4 2024		2025	2024	2025 vs. 2024
CAPITAL AND CREDIT QUALITY RATIOS
Period-end equity to assets – GAAP	9.42%	9.19%	9.36%	8.94%	8.68%	23	bp	74	bp
Period-end tangible equity to tangible assets – non-GAAP(1)	8.06	7.80	7.88	7.46	7.17	26		89

Annualized net charge-offs to average loans	0.29%	0.15%	0.05%	0.05%	0.11%	14	bp	18	bp	0.14%	0.09%	5	bp

Allowance for credit losses as a percent of:
Period-end loans	1.20%	1.22%	1.21%	1.21%	1.21%	(2)	bp	(1)	bp
Period-end nonaccrual loans	147.24	244.29	348.49	376.85	275.66	(9,705)		(12,842)
Period-end nonperforming assets	136.17	212.06	297.88	307.04	233.55	(7,589)		(9,738)

As a percent of total loans at period-end:
Nonaccrual loans	0.82%	0.50%	0.35%	0.32%	0.44%	32	bp	38	bp

As a percent of total loans, other real estate owned and repossessed property at period-end:
Nonperforming assets	0.88%	0.57%	0.41%	0.40%	0.52%	31	bp	36	bp

As a percent of total assets at period-end:
Nonaccrual loans	0.64%	0.39%	0.28%	0.25%	0.34%	25	bp	30	bp
Nonperforming assets	0.69	0.45	0.33	0.31	0.40	24		29
____________________________________
(1)See the Reconciliation of GAAP and Non-GAAP Measures tables.

Shore Bancshares, Inc.
Financial Highlights By Quarter and Year (Unaudited) – Continued

						Q4 2025 vs.		Q4 2025 vs.
($ in thousands)	Q4 2025	Q3 2025	Q2 2025	Q1 2025	Q4 2024	Q3 2025		Q4 2024
The Company Amounts
Common Equity Tier 1 Capital	$510,729	$496,709	$483,947	$470,223	$458,258	2.82%		11.45%
Tier 1 Capital	540,897	526,794	513,952	500,149	488,105	2.68		10.82
Total Capital	660,451	627,055	618,793	603,928	591,228	5.33		11.71
Risk-Weighted Assets	4,852,573	4,867,237	4,890,679	4,823,833	4,852,564	(0.30)		—

The Company Ratios
Common Equity Tier 1 Capital to RWA	10.52%	10.21%	9.90%	9.75%	9.44%	31	bp	108	bp
Tier 1 Capital to RWA	11.15	10.82	10.51	10.37	10.06	33		109
Total Capital to RWA	13.61	12.88	12.65	12.52	12.18	73		143
Tier 1 Capital to AA (Leverage)	8.82	8.86	8.65	8.27	8.02	(4)		80

The Bank Amounts
Common Equity Tier 1 Capital	$569,183	$559,212	$546,630	$534,824	$521,453	1.78%		9.15%
Tier 1 Capital	569,183	559,212	546,630	534,824	521,453	1.78		9.15
Total Capital	629,746	620,034	607,235	594,550	580,706	1.57		8.44
Risk-Weighted Assets	4,844,639	4,864,871	4,888,558	4,821,975	4,851,903	(0.42)		(0.15)

The Bank Ratios
Common Equity Tier 1 Capital to RWA	11.75%	11.49%	11.18%	11.09%	10.75%	26	bp	100	bp
Tier 1 Capital to RWA	11.75	11.49	11.18	11.09	10.75	26		100
Total Capital to RWA	13.00	12.75	12.42	12.33	11.97	25		103
Tier 1 Capital to AA (Leverage)	9.30	9.41	9.20	8.84	8.58	(11)		72

Shore Bancshares, Inc.
Consolidated Balance Sheets

						December 31, 2025	December 31, 2025
						compared to	compared to
($ in thousands, except per share data)	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2025	December 31, 2024
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
ASSETS
Cash and due from banks	$50,164	$62,289	$54,512	$46,886	$44,008	(19.5)%	14.0%
Interest-bearing deposits with other banks	305,402	354,224	130,472	342,120	415,843	(13.8)	(26.6)
Cash and cash equivalents	355,566	416,513	184,984	389,006	459,851	(14.6)	(22.7)
Investment securities:
Available for sale, at fair value	220,358	181,720	187,679	179,148	149,212	21.3	47.7
Held to maturity, net of allowance for credit losses	414,827	433,440	459,246	469,572	481,077	(4.3)	(13.8)
Equity securities, at fair value	6,186	6,113	6,010	5,945	5,814	1.2	6.4
Restricted securities, at cost	17,989	20,364	20,412	20,411	20,253	(11.7)	(11.2)
Loans held for sale, at fair value	32,540	21,500	34,319	15,717	19,606	51.3	66.0
Loans held for investment	4,900,302	4,882,969	4,827,628	4,777,489	4,771,988	0.4	2.7
Less: allowance for credit losses	(58,836)	(59,554)	(58,483)	(58,042)	(57,910)	(1.2)	1.6
Loans, net	4,841,466	4,823,415	4,769,145	4,719,447	4,714,078	0.4	2.7

Premises and equipment, net	80,168	80,812	81,426	81,692	81,806	(0.8)	(2.0)
Goodwill	63,266	63,266	63,266	63,266	63,266	—	—
Other intangible assets, net	29,722	31,722	33,761	36,033	38,311	(6.3)	(22.4)
Right-of-use assets	10,523	10,896	11,052	11,709	11,385	(3.4)	(7.6)
Cash surrender value on life insurance	105,839	105,055	105,860	105,040	104,421	0.7	1.4
Accrued interest receivable	18,551	20,408	19,821	20,555	19,570	(9.1)	(5.2)
Deferred income taxes	29,825	30,328	30,972	31,428	31,857	(1.7)	(6.4)
Other assets	31,992	32,927	29,921	27,594	30,256	(2.8)	5.7
TOTAL ASSETS	$6,258,818	$6,278,479	$6,037,874	$6,176,563	$6,230,763	(0.3)	0.5

Shore Bancshares, Inc.
Consolidated Balance Sheets – Continued

						December 31, 2025	December 31, 2025
						compared to	compared to
($ in thousands, except per share data)	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2025	December 31, 2024
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
LIABILITIES
Deposits:
Noninterest-bearing	$1,587,953	$1,594,212	$1,575,120	$1,565,017	$1,562,815	(0.4)%	1.6%
Interest-bearing checking	852,585	851,963	763,309	852,480	978,076	0.1	(12.8)
Money market and savings	1,814,928	1,790,001	1,691,438	1,800,529	1,805,884	1.4	0.5
Time deposits	1,267,487	1,281,132	1,273,285	1,242,319	1,181,561	(1.1)	7.3
Brokered deposits	10,911	10,857	10,806	—	—	0.5
Total deposits	5,533,864	5,528,165	5,313,958	5,460,345	5,528,336	0.1	0.1
FHLB advances	—	50,000	50,000	50,000	50,000	(100.0)	(100.0)
Guaranteed preferred beneficial interest in junior subordinated debentures (“TRUPS”), net	30,168	30,085	30,005	29,926	29,847	0.3	1.1
Subordinated debt, net	58,893	44,409	44,236	44,053	43,870	32.6	34.2
Total borrowings	89,061	124,494	124,241	123,979	123,717	(28.5)	(28.0)
Lease liabilities	11,027	11,395	11,541	12,183	11,844	(3.2)	(6.9)
Other liabilities	34,993	37,218	22,940	27,586	25,800	(6.0)	35.6
TOTAL LIABILITIES	5,668,945	5,701,272	5,472,680	5,624,093	5,689,697	(0.6)	(0.4)
STOCKHOLDERS’ EQUITY
Common stock, $0.01 par value per share	334	334	334	333	333	—	0.3
Additional paid-in capital	360,554	359,939	359,063	358,572	358,112	0.2	0.7
Retained earnings	233,578	221,693	211,400	199,898	190,166	5.4	22.8
Accumulated other comprehensive loss	(4,593)	(4,759)	(5,603)	(6,333)	(7,545)	(3.5)	(39.1)
TOTAL STOCKHOLDERS’ EQUITY	589,873	577,207	565,194	552,470	541,066	2.2	9.0
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$6,258,818	$6,278,479	$6,037,874	$6,176,563	$6,230,763	(0.3)	0.5

Shares of common stock issued and outstanding	33,413,503	33,421,672	33,374,265	33,374,265	33,332,177	0.0	0.2
Book value per common share	$17.65	$17.27	$16.94	$16.55	$16.23	2.2	8.7

Shore Bancshares, Inc.
Consolidated Statements of Income By Quarter and Year

						Q4 2025 vs.	Q4 2025 vs.	Year Ended December 31,
($ in thousands, except per share data)	Q4 2025	Q3 2025	Q2 2025	Q1 2025	Q4 2024	Q3 2025	Q4 2024	2025	2024	% Change
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)			(unaudited)
INTEREST INCOME
Interest and fees on loans	$72,331	$70,930	$69,695	$67,647	$67,428	2.0%	7.3%	$280,604	$269,631	4.1%
Interest and dividends on taxable investment securities	5,010	5,036	5,331	5,001	4,833	(0.5)	3.7	20,378	19,444	4.8
Interest and dividends on tax-exempt investment securities	6	6	6	6	6	—	—	24	24	—
Interest on deposits with other banks	2,810	1,215	1,588	3,409	4,137	131.3	(32.1)	9,022	6,239	44.6
Total interest income	80,157	77,187	76,620	76,063	76,404	3.8	4.9	310,028	295,338	5.0

INTEREST EXPENSE
Interest on deposits	27,289	26,474	27,369	28,070	30,363	3.1	(10.1)	109,203	115,301	(5.3)
Interest on short-term borrowings	246	640	605	598	—	(61.6)	—	2,089	2,131	(2.0)
Interest on long-term borrowings	2,181	1,418	1,394	1,366	2,030	53.8	7.4	6,359	7,357	(13.6)
Total interest expense	29,716	28,532	29,368	30,034	32,393	4.1	(8.3)	117,651	124,789	(5.7)

NET INTEREST INCOME	50,441	48,655	47,252	46,029	44,011	3.7	14.6	192,377	170,549	12.8
Provision for credit losses	2,827	2,992	1,528	1,028	780	(5.5)	262.4	8,375	4,738	76.8
NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	47,614	45,663	45,724	45,001	43,231	4.3	10.1	184,002	165,811	11.0

NONINTEREST INCOME
Service charges on deposit accounts	1,663	1,599	1,519	1,514	1,606	4.0	3.5	6,295	6,149	2.4
Trust and investment fee income	1,042	898	942	823	857	16.0	21.6	3,705	3,367	10.0
Mortgage banking revenue	1,181	1,278	2,379	1,240	2,026	(7.6)	(41.7)	6,078	5,987	1.5
Interchange credits	1,862	1,858	1,788	1,577	1,726	0.2	7.9	7,085	6,741	5.1
Other noninterest income	2,919	2,068	2,690	1,849	2,638	41.2	10.7	9,525	8,903	7.0
Total noninterest income	$8,667	$7,701	$9,318	$7,003	$8,853	12.5	(2.1)	$32,688	$31,147	4.9

Shore Bancshares, Inc.
Consolidated Statements of Income By Quarter and Year – Continued

						Q4 2025 vs.	Q4 2025 vs.	Year Ended December 31,
($ in thousands, except per share data)	Q4 2025	Q3 2025	Q2 2025	Q1 2025	Q4 2024	Q3 2025	Q4 2024	2025	2024	% Change
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)			(unaudited)
NONINTEREST EXPENSE
Salaries and employee benefits	$18,582	$18,642	$17,742	$16,440	$17,209	(0.3)%	8.0%	$71,406	$66,579	7.3%
Occupancy expense	2,461	2,406	2,472	2,538	2,474	2.3	(0.5)	9,877	9,706	1.8
Furniture and equipment expense	792	892	796	853	760	(11.2)	4.2	3,334	3,441	(3.1)
Software and data processing	5,197	5,155	4,819	4,691	4,512	0.8	15.2	19,862	17,508	13.4
Amortization of other intangible assets	2,000	2,039	2,272	2,278	2,298	(1.9)	(13.0)	8,589	9,779	(12.2)
Legal and professional fees	1,237	989	1,225	1,613	1,521	25.1	(18.7)	5,064	5,836	(13.2)
FDIC insurance premium expense	845	794	1,023	1,091	1,013	6.4	(16.6)	3,753	4,413	(15.0)
Marketing and advertising	367	315	384	254	291	16.5	26.1	1,320	1,319	0.1
Fraud losses	227	45	83	105	98	404.4	131.6	460	4,998	(90.8)
Other noninterest expense	3,791	3,102	3,594	3,884	3,767	22.2	0.6	14,370	14,675	(2.1)
Total noninterest expense	35,499	34,379	34,410	33,747	33,943	3.3	4.6	138,035	138,254	(0.2)

Income before income taxes	20,782	18,985	20,632	18,257	18,141	9.5	14.6	78,655	58,704	34.0
Income tax expense	4,895	4,637	5,125	4,493	4,859	5.6	0.7	19,149	14,815	29.3
NET INCOME	$15,887	$14,348	$15,507	$13,764	$13,282	10.7	19.6	$59,506	$43,889	35.6

Weighted average shares outstanding – basic	33,426,198	33,419,291	33,374,265	33,350,869	33,327,243	—%	0.3%	33,392,817	33,267,328	0.4%
Weighted average shares outstanding – diluted	33,446,103	33,435,862	33,388,013	33,375,318	33,363,612	0.0%	0.2%	33,407,155	33,285,156	0.4%

Basic net income per common share	$0.48	$0.43	$0.46	$0.41	$0.40	11.6%	20.0%	$1.78	$1.32	34.8%
Diluted net income per common share	$0.48	$0.43	$0.46	$0.41	$0.40	11.6%	20.0%	$1.78	$1.32	34.8%

Dividends paid per common share	$0.12	$0.12	$0.12	$0.12	$0.12	—%	—%	$0.48	$0.48	—%

Shore Bancshares, Inc.
Consolidated Average Balance Sheets (Unaudited)

	Three Months Ended
	December 31, 2025			September 30, 2025			December 31, 2024
($ in thousands)	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate
Earning assets
Loans(1), (2), (3)
Commercial real estate	$2,624,581	$38,928	5.88%	$2,615,409	$38,077	5.78%	$2,551,903	$36,036	5.62%
Residential real estate	1,442,055	19,548	5.42	1,407,076	19,711	5.60	1,358,066	18,142	5.34
Construction	343,796	5,740	6.62	347,574	5,848	6.68	336,094	5,304	6.28
Commercial	219,874	4,337	7.83	219,002	3,380	6.12	229,676	3,792	6.57
Consumer	274,715	3,726	5.38	289,729	3,877	5.31	313,686	4,080	5.17
Credit cards	4,598	142	12.25	5,213	118	8.98	6,820	154	8.98
Total loans	4,909,619	72,421	5.85	4,884,003	71,011	5.77	4,796,245	67,508	5.60

Investment securities
Taxable	652,990	5,010	3.07	663,884	5,036	3.03	654,955	4,833	2.95
Tax-exempt(1)	649	8	4.93	651	8	4.92	655	8	4.89
Interest-bearing deposits	280,558	2,810	3.97	110,443	1,215	4.36	346,599	4,137	4.75
Total earning assets	5,843,816	80,249	5.45	5,658,981	77,270	5.42	5,798,454	76,486	5.25
Cash and due from banks	51,611			49,405			43,444
Other assets	371,205			370,952			380,321
Allowance for credit losses	(59,879)			(58,764)			(58,722)
Total assets	$6,206,753			$6,020,574			$6,163,497

Shore Bancshares, Inc.
Consolidated Average Balance Sheets (Unaudited) – Continued

	Three Months Ended
	December 31, 2025			September 30, 2025			December 31, 2024
($ in thousands)	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate
Interest-bearing liabilities
Interest-bearing checking	$768,769	$5,386	2.78%	$689,906	$5,157	2.97%	$901,764	$7,898	3.48%
Money market and savings deposits	1,784,972	9,373	2.08	1,714,161	9,277	2.15	1,733,934	10,331	2.37
Time deposits	1,277,732	12,425	3.86	1,277,403	11,935	3.71	1,232,480	12,134	3.92
Brokered deposits	10,942	105	3.81	10,891	105	3.82	—	—	—
Interest-bearing deposits(4)	3,842,415	27,289	2.82	3,692,361	26,474	2.84	3,868,178	30,363	3.12
FHLB advances	20,108	246	4.85	52,391	640	4.85	50,000	618	4.92
Subordinated debt and guaranteed preferred beneficial interest in junior subordinated debentures (“TRUPS”)(4)	104,752	2,181	8.26	74,363	1,418	7.57	73,578	1,412	7.63
Total interest-bearing liabilities	3,967,275	29,716	2.97	3,819,115	28,532	2.96	3,991,756	32,393	3.23
Noninterest-bearing deposits	1,609,667			1,587,891			1,593,405
Accrued expenses and other liabilities	45,602			42,321			40,152
Stockholders’ equity	584,209			571,247			538,184
Total liabilities and stockholders’ equity	$6,206,753			$6,020,574			$6,163,497

Net interest spread			2.48%			2.46%			2.02%
Net interest margin			3.43			3.42			3.03
Net interest margin excluding accretion(3)			3.24			3.22			2.85
Cost of funds			2.11			2.09			2.31
Cost of deposits			1.99			1.99			2.21
Cost of debt			7.71			6.44			6.54
____________________________________
(1) All amounts are reported on a tax-equivalent basis computed using the statutory federal income tax rate of 21.0%, exclusive of nondeductible interest expense.
(2) Average loan balances include nonaccrual loans.
(3) Interest income on loans includes accreted loan fees, net of costs and accretion of discounts on acquired loans, which are included in the yield calculations. There were $4.1 million, $3.3 million and $3.2 million of accretion interest on loans for the three months ended December 31, 2025, September 30, 2025 and December 31, 2024, respectively.
(4) Interest expense on deposits and borrowings includes amortization of deposit discounts and amortization of borrowing fair value adjustments. There were $1.2 million, $280 thousand and $412 thousand of amortization of deposit discounts and $171 thousand, $232 thousand and $232 thousand of amortization of borrowing fair value adjustments for the three months ended December 31, 2025, September 30, 2025 and December 31, 2024, respectively.

Shore Bancshares, Inc.
Consolidated Average Balance Sheets (Unaudited) – Continued

	Year Ended December 31,
	2025			2024
($ in thousands)	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate
Earning assets
Loans(1), (2), (3)
Commercial real estate	$2,588,913	$150,171	5.80%	$2,528,961	$144,155	5.70%
Residential real estate	1,394,073	76,708	5.50	1,318,500	72,636	5.51
Construction	349,097	22,809	6.53	322,978	19,917	6.17
Commercial	223,949	15,081	6.73	220,699	15,625	7.08
Consumer	291,789	15,697	5.38	324,633	16,923	5.21
Credit cards	5,648	467	8.27	7,444	694	9.32
Total loans	4,853,469	280,933	5.79	4,723,215	269,950	5.72

Investment securities
Taxable	665,940	20,378	3.06	667,622	19,444	2.91
Tax-exempt(1)	651	30	4.61	657	30	4.57
Interest-bearing deposits	211,859	9,022	4.26	129,410	6,239	4.82
Total earning assets	5,731,919	310,363	5.41	5,520,904	295,663	5.36
Cash and due from banks	48,725			46,264
Other assets	372,846			387,852
Allowance for credit losses	(58,831)			(58,089)
Total assets	$6,094,659			$5,896,931

Shore Bancshares, Inc.
Consolidated Average Balance Sheets (Unaudited) – Continued

	Year Ended December 31,
	2025			2024
($ in thousands)	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate
Interest-bearing liabilities
Interest-bearing checking	$759,395	$23,265	3.06%	$825,773	$25,523	3.09%
Money market and savings deposits	1,761,503	38,245	2.17	1,690,905	41,202	2.44
Time deposits	1,255,797	47,391	3.77	1,205,411	48,566	4.03
Brokered deposits	7,927	302	3.81	12,636	10	0.08
Interest-bearing deposits(4)	3,784,622	109,203	2.89	3,734,725	115,301	3.09
FHLB advances	43,068	2,089	4.85	70,298	3,720	5.29
Subordinated debt and Guaranteed preferred beneficial interest in junior subordinated debentures (“TRUPS”)(4)	81,828	6,359	7.77	72,907	5,768	7.91
Total interest-bearing liabilities	3,909,518	117,651	3.01	3,877,930	124,789	3.22
Noninterest-bearing deposits	1,577,271			1,454,087
Accrued expenses and other liabilities	42,291			39,172
Stockholders’ equity	565,579			525,742
Total liabilities and stockholders’ equity	$6,094,659			$5,896,931

Net interest spread			2.40%			2.14%
Net interest margin			3.36			3.10
Net interest margin excluding accretion(3)			3.15			2.83
Cost of funds			2.14			2.34
Cost of deposits			2.04			2.22
Cost of debt			6.76			6.63
____________________________________
(1) All amounts are reported on a tax-equivalent basis computed using the statutory federal income tax rate of 21.0%, exclusive of nondeductible interest expense.
(2) Average loan balances include nonaccrual loans.
(3) Interest income on loans includes accreted loan fees, net of costs and accretion of discounts on acquired loans, which are included in the yield calculations. There were $15.4 million and $16.9 million of accretion interest on loans for the year ended December 31, 2025 and 2024, respectively.
(4) Interest expense on deposits and borrowings includes amortization of deposit discounts and amortization of borrowing fair value adjustments. There were $2.2 million and $1.5 million of amortization of deposit discounts and $865 thousand and $926 thousand of amortization of borrowing fair value adjustments for the year ended December 31, 2025 and 2024, respectively.

Shore Bancshares, Inc.
Reconciliation of GAAP and Non-GAAP Measures (Unaudited)

	Quarter to Date					Year to Date
($ in thousands, except per share data)	Q4 2025	Q3 2025	Q2 2025	Q1 2025	Q4 2024	12/31/2025	12/31/2024
The following reconciles return on average assets, average equity and return on average tangible common equity(1):
Net income	$15,887	$14,348	$15,507	$13,764	$13,282	$59,506	$43,889
Annualized net income (A)	$63,030	$56,924	$62,198	$55,821	$52,839	$59,506	$43,889

Net income	$15,887	$14,348	$15,507	$13,764	$13,282	$59,506	$43,889
Add: amortization of other intangible assets, net of tax	1,529	1,541	1,708	1,717	1,683	6,498	7,311
Net income excluding amortization of other intangible assets – non-GAAP	17,416	15,889	17,215	15,481	14,965	66,004	51,200
Annualized net income excluding amortization of other intangible assets – non-GAAP (B)	$69,096	$63,038	$69,049	$62,784	$59,535	$66,004	$51,200

Net income	$15,887	$14,348	$15,507	$13,764	$13,282	$59,506	$43,889
Add: amortization of other intangible assets, net of tax	1,529	1,541	1,708	1,717	1,683	6,498	7,311
Add: credit card fraud losses, net of tax	—	—	—	—	—	—	3,484
Less: sale and fair value of held for sale assets, net of tax	—	—	—	—	(329)	—	(336)
Adjusted net income – non-GAAP	17,416	15,889	17,215	15,481	14,636	66,004	54,348
Annualized adjusted net income – non-GAAP (C)	$69,096	$63,038	$69,049	$62,784	$58,226	$66,004	$54,348

Net income	$15,887	$14,348	$15,507	$13,764	$13,282	$59,506	$43,889
Less: income tax expense	4,895	4,637	5,125	4,493	4,859	19,149	14,815
Less: provision for credit losses	2,827	2,992	1,528	1,028	780	8,375	4,738
Pre-tax pre-provision net income – non GAAP	$23,609	$21,977	$22,160	$19,285	$18,921	$87,030	$63,442

Return on average assets – GAAP	1.02%	0.95%	1.03%	0.91%	0.86%	0.98%	0.74%
Adjusted return on average assets – non-GAAP	1.11%	1.05%	1.15%	1.02%	0.94%	1.08%	0.92%

Average assets	$6,206,753	$6,020,574	$6,021,385	$6,129,241	$6,163,497	$6,094,659	$5,896,931

Average stockholders’ equity (D)	$584,209	$571,247	$558,952	$547,443	$538,184	$565,579	$525,742
Less: average goodwill and core deposit intangible	(94,059)	(96,074)	(98,241)	(100,514)	(102,794)	(97,201)	(106,409)
Average tangible common equity (E)	$490,150	$475,173	$460,711	$446,929	$435,390	$468,378	$419,333

Return on average common equity – GAAP (A)/(D)	10.79%	9.96%	11.13%	10.20%	9.82%	10.52%	8.35%
Return on average tangible common equity – non-GAAP (B)/(E)	14.10%	13.27%	14.99%	14.05%	13.67%	14.09%	12.21%
Adjusted return on average tangible common equity – non-GAAP (C)/(E)	14.10%	13.27%	14.99%	14.05%	13.37%	14.09%	12.96%

Shore Bancshares, Inc.
Reconciliation of GAAP and Non-GAAP Measures (Unaudited) – Continued

	Quarter to Date					Year to Date
($ in thousands, except per share data)	Q4 2025	Q3 2025	Q2 2025	Q1 2025	Q4 2024	12/31/2025	12/31/2024
The following reconciles GAAP efficiency ratio and non-GAAP efficiency ratio(2):
Noninterest expense (F)	$35,499	$34,379	$34,410	$33,747	$33,943	$138,035	$138,254
Less: amortization of other intangible assets	(2,000)	(2,039)	(2,272)	(2,278)	(2,298)	(8,589)	(9,779)
Less: credit card fraud losses	—	—	—	—	—	—	(4,660)
Adjusted noninterest expense (G)	$33,499	$32,340	$32,138	$31,469	$31,645	$129,446	$123,815

Net interest income (H)	$50,441	$48,655	$47,252	$46,029	$44,011	$192,377	$170,549
Add: taxable-equivalent adjustment	92	83	81	81	82	335	325
Taxable-equivalent net interest income (I)	$50,533	$48,738	$47,333	$46,110	$44,093	$192,712	$170,874

Noninterest income (J)	$8,667	$7,701	$9,318	$7,003	$8,853	$32,688	$31,147
Less: Sale and fair value of held for sale assets	—	—	—	—	(450)	—	(450)
Adjusted noninterest income (K)	$8,667	$7,701	$9,318	$7,003	$8,403	$32,688	$30,697

Efficiency ratio – GAAP (F)/(H)+(J)	60.06%	61.00%	60.83%	63.64%	64.21%	61.33%	68.55%
Adjusted efficiency ratio – non-GAAP (G)/(I)+(K)	56.59%	57.30%	56.73%	59.25%	60.28%	57.43%	61.43%

Net operating expense to average assets – GAAP	1.72%	1.76%	1.67%	1.77%	1.62%	1.73%	1.82%
Adjusted net operating expense to average assets – non-GAAP	1.59%	1.62%	1.52%	1.62%	1.50%	1.59%	1.58%

Shore Bancshares, Inc.
Reconciliation of GAAP and Non-GAAP Measures (Unaudited) – Continued

($ in thousands, except per share data)	Q4 2025	Q3 2025	Q2 2025	Q1 2025	Q4 2024

The following reconciles book value per common share and tangible book value per common share(1):
Stockholders’ equity (L)	$589,873	$577,207	$565,194	$552,470	$541,066
Less: goodwill and core deposit intangible	(92,988)	(94,988)	(97,027)	(99,299)	(101,577)
Tangible common equity (M)	$496,885	$482,219	$468,167	$453,171	$439,489

Shares of common stock outstanding (N)	33,413,503	33,421,672	33,374,265	33,374,265	33,332,177

Book value per common share – GAAP (L)/(N)	$17.65	$17.27	$16.94	$16.55	$16.23
Tangible book value per common share – non-GAAP (M)/(N)	$14.87	$14.43	$14.03	$13.58	$13.19

The following reconciles equity to assets and tangible common equity to tangible assets(1):
Stockholders’ equity (O)	$589,873	$577,207	$565,194	$552,470	$541,066
Less: goodwill and core deposit intangible	(92,988)	(94,988)	(97,027)	(99,299)	(101,577)
Tangible common equity (P)	$496,885	$482,219	$468,167	$453,171	$439,489

Assets (Q)	$6,258,818	$6,278,479	$6,037,874	$6,176,563	$6,230,763
Less: goodwill and core deposit intangible	(92,988)	(94,988)	(97,027)	(99,299)	(101,577)
Tangible assets (R)	$6,165,830	$6,183,491	$5,940,847	$6,077,264	$6,129,186

Period-end equity to assets – GAAP (O)/(Q)	9.42%	9.19%	9.36%	8.94%	8.68%
Period-end tangible common equity to tangible assets – non-GAAP (P)/(R)	8.06%	7.80%	7.88%	7.46%	7.17%
____________________________________
(1) Management believes that reporting tangible common equity and tangible assets more closely approximates the adequacy of capital for regulatory purposes.
(2) Management believes that reporting the non-GAAP efficiency ratio more closely measures its effectiveness of controlling cash-based operating activities.

Shore Bancshares, Inc.
Reconciliation of GAAP and Non-GAAP Measures (Unaudited) – Continued

Regulatory Capital and Ratios for the Company
($ in thousands)	Q4 2025	Q3 2025	Q2 2025	Q1 2025	Q4 2024
Common equity	$589,873	$577,207	$565,194	$552,470	$541,066
Goodwill(1)	(61,123)	(61,176)	(61,238)	(61,300)	(61,362)
Core deposit intangible(2)	(22,566)	(24,041)	(25,573)	(27,280)	(28,991)
DTAs that arise from net operating loss and tax credit carryforwards	(48)	(40)	(39)	—	—
Accumulated other comprehensive loss	4,593	4,759	5,603	6,333	7,545
Common Equity Tier 1 Capital	510,729	496,709	483,947	470,223	458,258
TRUPS	30,168	30,085	30,005	29,926	29,847
Tier 1 Capital	540,897	526,794	513,952	500,149	488,105
Allowable reserve for credit losses and other Tier 2 adjustments	60,661	60,852	60,605	59,726	59,253
Subordinated debt	58,893	39,409	44,236	44,053	43,870
Total Capital	$660,451	$627,055	$618,793	$603,928	$591,228

Risk-Weighted Assets (“RWA”)	$4,852,573	$4,867,237	$4,890,679	$4,823,833	$4,852,564
Average Assets (“AA”)	6,129,306	5,942,911	5,943,124	6,050,310	6,083,760

Common Equity Tier 1 Capital to RWA	10.52%	10.21%	9.90%	9.75%	9.44%
Tier 1 Capital to RWA	11.15	10.82	10.51	10.37	10.06
Total Capital to RWA	13.61	12.88	12.65	12.52	12.18
Tier 1 Capital to AA (Leverage)	8.82	8.86	8.65	8.27	8.02

Shore Bancshares, Inc.
Reconciliation of GAAP and Non-GAAP Measures (Unaudited) – Continued

Regulatory Capital and Ratios for the Bank
($ in thousands)	Q4 2025	Q3 2025	Q2 2025	Q1 2025	Q4 2024
Common equity	$648,279	$639,670	$627,838	$617,071	$604,261
Goodwill(1)	(61,123)	(61,176)	(61,238)	(61,300)	(61,362)
Core deposit intangible(2)	(22,566)	(24,041)	(25,573)	(27,280)	(28,991)
Accumulated other comprehensive loss	4,593	4,759	5,603	6,333	7,545
Common Equity Tier 1 Capital	569,183	559,212	546,630	534,824	521,453
Tier 1 Capital	569,183	559,212	546,630	534,824	521,453
Allowable reserve for credit losses and other Tier 2 adjustments	60,563	60,822	60,605	59,726	59,253
Total Capital	$629,746	$620,034	$607,235	$594,550	$580,706

Risk-Weighted Assets (“RWA”)	$4,844,639	$4,864,871	$4,888,558	$4,821,975	$4,851,903
Average Assets (“AA”)	6,122,775	5,939,890	5,940,411	6,050,130	6,077,540
___________________________________
(1)Goodwill is net of deferred tax liability.
(2)Core deposit intangible is net of deferred tax liability.

Shore Bancshares, Inc.
Summary of Loan Portfolio (Unaudited)
Portfolio loans are summarized by loan type as follows:

($ in thousands)	December 31, 2025	% of Total Loans	September 30, 2025	% of Total Loans	June 30, 2025	% of Total Loans	March 31, 2025	% of Total Loans	December 31, 2024	% of Total Loans
Commercial real estate	$2,643,996	53.95%	$2,642,601	54.12%	$2,603,974	53.95%	$2,544,107	53.25%	$2,557,806	53.60%
Residential real estate	1,414,964	28.88	1,383,348	28.33	1,349,010	27.94	1,325,858	27.75	1,329,406	27.85
Construction	344,903	7.04	352,116	7.21	350,053	7.25	366,218	7.67	335,999	7.04
Commercial	226,006	4.61	221,598	4.54	224,092	4.64	234,499	4.91	237,932	4.99
Consumer	265,912	5.43	278,242	5.70	294,239	6.09	300,007	6.28	303,746	6.37
Credit cards	4,521	0.09	5,064	0.10	6,260	0.13	6,800	0.14	7,099	0.15
Total loans	4,900,302	100.00%	4,882,969	100.00%	4,827,628	100.00%	4,777,489	100.00%	4,771,988	100.00%
Less: allowance for credit losses	(58,836)		(59,554)		(58,483)		(58,042)		(57,910)
Total loans, net	$4,841,466		$4,823,415		$4,769,145		$4,719,447		$4,714,078

Shore Bancshares, Inc.
Classified Assets and Nonperforming Assets (Unaudited)
Classified assets and nonperforming assets are summarized as follows:

($ in thousands)	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024

Classified loans
Substandard	$57,366	$48,470	$19,930	$19,434	$24,679
Total classified loans	57,366	48,470	19,930	19,434	24,679
Special mention loans	73,401	70,997	65,564	33,456	33,519
Total classified and special mention loans	$130,767	$119,467	$85,494	$52,890	$58,198

Classified loans	$57,366	$48,470	$19,930	$19,434	$24,679
Other real estate owned	113	120	179	179	179
Repossessed assets	2,879	3,432	2,457	2,429	3,315
Total classified assets	$60,358	$52,022	$22,566	$22,042	$28,173

Classified assets to total assets	0.96%	0.83%	0.37%	0.36%	0.45%

Nonaccrual loans	$39,960	$24,378	$16,782	$15,402	$21,008
90+ days delinquent accruing	255	153	215	894	294
Other real estate owned (“OREO”)	113	120	179	179	179
Repossessed property	2,879	3,432	2,457	2,429	3,315
Total nonperforming assets	$43,207	$28,083	$19,633	$18,904	$24,796
Accruing borrowers experiencing financial difficulty loans (“BEFD”)	5,311	6,704	6,709	1,356	1,662
Total nonperforming assets and BEFDs modifications	$48,518	$34,787	$26,342	$20,260	$26,458

Nonperforming assets to total assets	0.69%	0.45%	0.33%	0.31%	0.40%

Total assets	$6,258,818	$6,278,479	$6,037,874	$6,176,563	$6,230,763